Blucora Completes Acquisition of HowStuffWorks

BELLEVUE, Wash.- June 2, 2014 - Blucora, Inc. (NASDAQ: BCOR) today announced that it has completed its previously announced acquisition of the assets and operations of HowStuffWorks.

HowStuffWorks is a trusted digital information resource - offering credible, unbiased, and easy-to-understand explanations for how the world actually works in thousands of topic areas. HowStuffWorks multi-format content drives deep engagement across desktop, tablet, and mobile devices.

HowStuffWorks will be included in the reporting segment that includes Blucora's InfoSpace business, a leading provider of white label search and monetization solutions.

About Blucora

Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners and shareholders through financial discipline, operational expertise and technology innovation. Recently named one of Fortune Magazine's 100 Fastest-Growing Companies, Blucora's online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com. Follow and subscribe to Blucora on Twitter, LinkedIn, and YouTube.

Contact:

Blucora

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com